SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

NEONODE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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NEONODE INC.

SCHEDULE 14A PROXY STATEMENT
AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2012

To Our Stockholders:

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Neonode Inc., a Delaware corporation (the “Company”), will be held on May 10, 2012 at 9:00 a.m. local time, at the Company’s headquarters located at Linnegatan 89, 11523 Stockholm, Sweden.

The purpose of the meeting is to:

1.	Elect the two directors named in the attached Proxy Statement, each for a term of three years;

2.	Hold an advisory vote on executive compensation (the “Say-on-Pay” vote);

3.	Hold an advisory vote to determine stockholder preferences on whether future Say-on-Pay votes should occur every one, two or three years (“Say-on-Frequency” vote);

4.	Ratify the appointment of KMJ Corbin and Company as our independent auditor for the year ending December 31, 2012;

5.
Ratify the filing of the Certificate of Correction with the Delaware Secretary of State effectively reducing the amount of authorized shares of the Company from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock; and

6.	Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

The record date for the annual meeting is March 29, 2012.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Per Bystedt
Mr. Per Bystedt, Chairman

April 9, 2012

Your vote is important to us regardless of whether or not you plan to attend the meeting.  We encourage you to submit a proxy to vote your shares by signing and dating a proxy card and returning it to the Company in the enclosed envelope, which does not require any postage if mailed in the United States, to ensure your representation at the annual meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Thursday, May 10, 2012.
•	This Proxy Statement, the form of proxy card, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at www.neonode.com.
•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.
•	The time and location of the Annual Meeting of Stockholders are noted above.

i

NEONODE INC.

PROXY STATEMENT

NEONODE INC.
Linnegatan 89, 11523
 Stockholm, Sweden 6225

2012 PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Neonode Inc., a Delaware corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual Meeting of Stockholders to be held on May 10, 2012 at 9:00 a.m. local time, at the Company’s headquarters located at Linnegatan 89, 11523 Stockholm, Sweden.

At the meeting, stockholders will (i) vote on the election of the two directors named in this proxy statement, (ii) hold on advisory vote on Say-on-Pay, (iii) hold an advisory vote on Say-on-Frequency,  (iv) vote on the ratification of the appointment of KMJ Corbin and Company as our independent auditor for the year ending December 31, 2012, and (v) vote on the ratification of the filing of a Certificate of Correction with the Delaware Secretary of State effectively reducing the amount of authorized shares of the Company from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock,  and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

The record date for the meeting is March 29, 2012. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

By signing and returning the proxy card, you authorize each of Thomas Eriksson, Chief Executive Officer of Neonode, and David Brunton, Chief Financial Officer of Neonode, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Neonode’s Annual Report on Form 10-K for 2011, which includes Neonode’s audited financial statements, is being made available to stockholders together with this proxy statement.  Except to the extent that we specifically incorporate information by reference, our Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making available this proxy statement and accompanying materials to stockholders on or about April 9, 2012.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

Questions and Answers about the 2012 Annual Meeting of Stockholders

What is the purpose of the 2012 Annual Meeting of Stockholders?

At the 2012 Annual Meeting of Stockholders, the stockholders will be asked to:

1.           Elect the two directors named in this proxy statement, each for a term of three years (Proposal 1);

2.           Hold an advisory vote on executive compensation (the “Say-on-Pay” vote) (Proposal 2);

3.           Hold an advisory vote to determine stockholder preferences on whether future Say-on-Pay votes should occur every one, two, or three years (“Say-on-Frequency” vote) (Proposal 3);

4.           Ratify the appointment of KMJ Corbin and Company as our independent auditor for the year ending December 31, 2012 (Proposal 4); and

5.           Ratify the filing by us of the Certificate of Correction with the Delaware Secretary of State effectively reducing the amount of authorized shares of the Company from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (Proposal 5).

Stockholders also will transact any other business that may properly come before the meeting.  Members of Neonode's management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 29, 2012.  Only stockholders of record at the close of business on that date are entitled to vote at the meeting.  Each share of Common Stock, Series A Preferred Stock, and Series B Preferred Stock entitles the holder thereof to one vote on each matter properly brought before the 2012 Annual Meeting.  As of the Record Date, __________ shares of Common Stock were issued and outstanding, ___ shares of Series A Preferred Stock were issued and outstanding, and ___ shares of Series B Preferred Stock were issued and outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name”.   If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank or broker, the shares will be treated as broker non-votes.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank or broker.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented in person or by proxy at the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the special meeting to another date.

Who can attend the 2012 Annual Meeting of Stockholders?

All Neonode stockholders of record as of the close of business on March 29, 2012 may attend the 2012 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented at the meeting may adjourn the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock and/or preferred stock you own as of March 29, 2012.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

● by signing and delivering another proxy with a later date;

● by giving written notice of such revocation to the Chief Financial Officer of Neonode prior to or at the meeting; or

● by voting in person at the meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or before you vote in person at the meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

●           The election of the two nominees named in this proxy statement to the Board of Directors;

●           The approval, on an advisory basis, of the compensation of the Company’s named executive officers;

●           The option that calls for future Say-on-Pay votes to be held annually;

●           The ratification of KMJ Corbin and Company as our independent auditor for the year ending December 31, 2012; and

●           The ratification of our filing of the Certificate of Correction with the Delaware Secretary of State effectively reducing the amount of authorized shares of the Company from 848,000,000 shares of   Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees named in this proxy statement as directors. This means that these two nominees will be elected if they receive more affirmative votes than any other persons.

How many votes are required to approve the Say-on-Pay proposal?

The approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve the Say-on-Frequency proposal?

The purpose of the Say-on-Frequency proposal is to assess stockholder preferences on the frequency of future Say-on-Pay votes, and as such there will be no approval or adoption of a resolution establishing the frequency of future Say-on-Pay votes.   Rather, the Board will consider the results of the vote and other relevant information in establishing the Company’s policy on the frequency of future Say-on-Pay votes.

How many votes are required to ratify the appointment of our independent auditor?

The ratification of the appointment of KMJ Corbin and Company as our independent auditor requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to ratify the filing of the Certificate of Correction?

The ratification of our filing of the Certificate of Correction requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to “For” or “Withhold”). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposal for the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter.  Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2012 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2012 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K  to be filed with the Securities and Exchange Commission (the “SEC”) within four days of the Annual Meeting of Stockholders.

PROPOSAL 1:  ELECTION OF DIRECTORS

Board Composition

According to our Certificate of Incorporation, the Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of Directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining Directors.  A Director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the Director’s successor is elected and qualified.  This includes vacancies created by an increase in the number of Directors.

Our Board of Directors is classified into three classes of directors serving staggered, three-year terms as follows:

Class I Directors (term expiring upon the annual stockholders meeting in 2012)

Per Bystedt
Thomas Eriksson

Class II Directors (term expiring upon the annual stockholders meeting in 2013)

John Reardon

Class III Directors (term expiring upon the annual stockholders meeting in 2014)

Mats Dahlin
Lars Lindqvist

Current Nominees

                The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors of the Company for the election as Directors of the Company:

Name	Age	Position Currently Held with the Company
Per Bystedt	47	Executive Chairman
Thomas Eriksson	42	CEO and Director

The proposed nominees for election as Directors, Mr. Bystedt and Mr. Eriksson, are willing to be reelected as Directors of the Company.  If elected, each nominee is expected to serve until the 2015 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified or until his earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of Directors.  The nominees receiving the highest number of affirmative votes will be elected.

As of the date of this Proxy Statement, there are no material proceedings to which any Director or executive officer of the Company, or any associate thereof, is a party which is adverse to or has a material interest adverse to the Company or any of its subsidiaries.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES NAMED ABOVE.

The following is a brief biography of the nominees for election and for each continuing Director:

Nominees for Election as a Director for a Three-Year Term Expiring at the 2015 Annual Meeting

Per Bystedt, age 47, has served as Executive Chairman of the Company since January 28, 2011 and as the Chairman of the Board of Directors of the Company since August 2007.  From May 2008 through January 2011, he served as Chief Executive Officer of the Company, and he served as the interim Chief Executive Officer of the Company from October 2005 through July 2006. Since 1997, Mr. Bystedt has been the Chief Executive Officer of Spray AB, an internet investment company. From 1991 through 1997, Mr. Bystedt was CEO of various television production and network companies including Trash Television, ZTV AB, TV3 Broadcasting Group Ltd. and Senior Vice President of MTG AB. From 2000 to 2010, Mr. Bystedt served as a member of the Board of Directors of Axel Johnson AB.  From 2000 to 2008, he was a member of the board of directors of Eniro AB, and from 2005 to 2008, was a member of the Board of Directors of Servera AB.  From 2005 to 2010, Mr. Bystedt was the Chairman of the Board of Directors of AIK Fotboll AB.   From 1997 through 2005, he served as a member of the Board of Directors of Ahlens AB, and from 1998 through 2000 he was the Chairman of the Board of Directors of Razorfish, Inc.  Mr. Bystedt holds an MBA degree from the Stockholm School of Economics.

The Board has concluded that Mr. Bystedt should serve as director of the Company because of his extensive management experience, his past experience as the Company’s Chief Executive Officer, and his more than twelve years of venture capital experience with technology companies.  Moreover, Mr. Bystedt’s educational background and over twenty years experience as a chief executive officer and member of the boards of directors of various companies attests to his wide-ranging experience in management and finance, and his familiarity with reading and evaluating financial statements.

Thomas Eriksson, age 42, has served as the Chief Executive Officer of the Company since January 28, 2011, as a Director of the Company since December 2009, and as the Chief Executive Officer of Neonode Technologies AB, a wholly-owned subsidiary of the Company, since January 1, 2009.  From February 2006 through December 31, 2008, Mr. Eriksson served as the Chief Technical Officer of the Company. Mr. Eriksson was one of the founders of Neonode, Inc. in 2001.

The Board has concluded that Mr. Eriksson should serve as director of the Company because of his experience as one of the founders of the Company, and his deep understanding of the Company’s technology.  Mr. Eriksson has extensive knowledge of the Company’s touch screen technology and hands-on experience relating to the Company’s operational activities.

Director Continuing in Office whose Term Expires at the 2013 Annual Meeting

John Reardon, age 51, has served as a Director of SBE, Inc. since February 2004 and of Old Neonode since February 2007.  Mr. Reardon has served as President and member of the Board of Directors of The RTC Group, a technical publishing company, since 1990.  In 1994, Mr. Reardon founded a Dutch corporation, AEE, to expand the activities of The RTC Group into Europe.  Mr. Reardon also serves on the Board of Directors of One Stop Systems, Inc., a computing systems and manufacturing company.

The Board has concluded that Mr. Reardon should serve as Director of the Company because of his wide-ranging experience in management and finance, and his twenty-five years experience in business development.

Directors Continuing in Office whose Terms Expire at the 2014 Annual Meeting

Mats Dahlin, age 57, has served as a Director of Neonode since November 2011.  He served as President of Ericsson Enterprises AB from January 2004 through May 2005, and was responsible for the company's global operations, including development and implementation of the company's worldwide enterprise strategy.  From October 1998 to December 2004, Mr. Dahlin held various positions in Ericsson, including serving as Group Executive Vice President, President of Ericsson Radio Systems AB, Head of Segment Network Operators, Head of Ericsson's Mobile Systems Division, and Head of Market Area EMEA.  Since June 2005, Mr. Dahlin has pursued independent investments, and has served as a board member and advisor to the companies in which he invests. Mr. Dahlin has a degree in electrical engineering and an MBA from Stockholm University.

The Board has concluded that Mr. Dahlin should serve as Director of the Company because of his wide-ranging experience in management and finance, his thirty years experience in business development and marketing, and his overall financial knowledge.

Lars Lindqvist, age 54, has served as a Director of Neonode since November 2011.  He served as CFO for Mankato Investments AG Group from June 2005 to March 2011.  From August 2002 to May 2005, Mr. Lindqvist served as CFO for Microcell OY, a Finnish ODM of mobile phones, and from May 1995 to July 2002, he served as CFO of Ericsson Mobile Phones.  Mr. Lindqvist currently serves as CEO of ONE Media Holding AB.  Mr. Lindqvist earned a Master of Finance from Uppsala University (Sweden).

The Board has concluded that Mr. Lindqvist should serve as Director of the Company because of his qualification as a “financial expert,” his financial reporting expertise, and his general financial and business knowledge.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Overview

We provide optical infrared touch screen solutions for handheld and small to midsized consumer and industrial electronic devices. We license our touchscreen technology to Original Equipment Manufacturers (“OEMs”) and Original Design Manufacturers (“ODMs”) who imbed our touch screen technology into electronic devices that they develop and sell.  The cornerstone of our solution is our innovative optical infrared touch screen technology zforce®.  zForce can be applied on any flat surface such as Liquid Crystal Display (LCD), Organic Light Emitting Diode Displays (OLED), Electronic Paper Displays (EPD), Mirasol, Plasticlogic or Mouse Pad, and can be incorporated into all types of devices, enabling touch detection for any type of object (finger, pen, glove).  In addition, the zForce touch solution has a minimal total weight and building height, thus enabling greater industrial design flexibility.  Since nothing is layered on top of the display, the zForce solution provides 100% optical transparency, which improves image quality, reduces glare, and improves battery life.

        Our technology licensing model allows us to focus on the development of solutions for multi-touch enabled screens, and thus we do not have to contend with the financial and logistical burden of manufacturing products, which is handled by our ODM/OEM clients.  We license the right to use zForce and software which, together with standard components from partners, create a complete optical touch screen solution.  The zForce multi-touch product is our latest release and is currently being integrated into products such as mobile phones, e-Readers, household appliances, printers and office equipment, GPS devices, automobile consoles, games and toys, and tablet PC’s.  Our licensing model provides the added benefit of allowing us to grow sales without the need of increasing costs at anywhere near the same rate to support the sales growth.

Our Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “NEON.OB.”

We have one subsidiary, Neonode Technologies AB, in Sweden.  The Swedish subsidiary was established to accelerate the research and development of our proprietary technology and solutions.

Board Leadership Structure

The Company has chosen to separate the principal executive officer and Board chairman positions.  The Company believes that following the expansion of the Company’s activities in the last year, having two individuals serve in these positions is the most appropriate for the Company.   Now that that the Company is actively marketing and licensing its technology and entering into license agreements with customers, having one individual being responsible for the operational aspects of the Company’s business and a second individual being responsible for the strategic aspects of the Company’s business is more efficient than having both responsibilities in the hands of one person.  By disassociating and clarifying the roles of the Company’s principal executive officer and the Board chairman, the Company believes that it has created clearer responsibility and accountability at the top of the Company.

Corporate Governance Guidelines

The Company adopted the Neonode, Inc. Code of Business Conduct that applies to all officers, Directors and employees.  All of the Company’s employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and with applicable laws and regulations.  The Code of Business Conduct contains a separate Code of Ethics that applies specifically to the Company’s Chief Executive Officer and senior financial officers.  The Code of Business Conduct and Code of Ethics is available on our website at http://www.neonode.com/investor-relations/corporate-governance/.

The Board has adopted a written Audit Committee Charter that is available on the Company’s website at http://www.neonode.com/investor-relations/corporate-governance/.

The Board has adopted a written Compensation Committee Charter that is available on the Company’s website at http://www.neonode.com/investor-relations/corporate-governance/.

The Board has adopted a written Nominating and Governance Committee Charter that is available on the Company’s website at http://www.neonode.com/investor-relations/corporate-governance/.

Board Committees

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. John Reardon, Mats Dahlin and Lars Lindqvist are the members of each committee. During the Company’s 2011 fiscal year, the Audit Committee met four times, the Compensation Committee met twice, and the Nominating and Governance Committee met twice. All of the Directors attended at least 75% of the meetings of each committee.

Below is a description of each committee of the Board.  Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that John Reardon, Mats Dahlin, and Lars Lindqvist meet the applicable rules and regulations regarding “independence” and are free of any relationship that would interfere with their individual exercise of independent judgment with regard to the Company.

Audit Committee.  Lars Lindqvist is Chairman of the Audit Committee.  The members of the Audit Committee are Lars Lindqvist, Mars Dahlin, and John Reardon.  The Audit Committee of the Board, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions, including the following:

•	determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;
•	reviewing and approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law;
•	conferring with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;
•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the financial statements to be included in the Company’s Annual Report on Form 10-K; and
•	discussing with management and with the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements.

The Board annually reviews the SEC standards and definition of independence for Audit Committee members and has determined that all of the members of the Company’s Audit Committee are independent.  Lars Lindqvist qualifies as an “audit committee financial expert”, as defined in the rules of the Securities and Exchange Commission.

Compensation Committee.  Mats Dahlin is Chairman of the Compensation Committee. The members of the Compensation Committee are John Reardon, Mats Dahlin, and Lars Lindqvist.  The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee’s functions include the following:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management;
•	reviewing and approving the compensation and other terms of employment of the Company’s Chief Executive Officer;
•	reviewing and approving the compensation and other terms of employment of the other executive officers; and
•	administering and reviewing the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

       All of the members of the Compensation Committee are independent.

       The Compensation Committee conducts an annual performance and compensation review for each of our executive officers and determines salary adjustments and bonus and equity awards at one or more meetings generally held during the last quarter of the year. In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman, with the assistance of the Company’s Chief Executive Officer and Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and Chief Financial Officer.

       The Committee approves routine on-hire option grants to employees of the Company, subject to specific limitations.  For these grants, the exercise price must be equal to the closing price on the Over the Counter Bulletin Board of the Company’s Common Stock on the date of grant.

Nominating and Governance Committee.  John Reardon is Chairman of the Nominating and Governance Committee.  The members of the Nominating and Governance Committee are Mats Dahlin, Lars Lindqvist, and John Reardon.  The Nominating and Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as Directors of the Company, consistent with criteria approved by the Board. The Nominating and Governance duties include the following:

•	reviewing and evaluating incumbent Directors;
•	recommending candidates to the Board for election to the Board; and
•	making recommendations to the Board regarding the membership of the committees of the Board.

All of the members of the Nominating and Governance Committee are independent.

The Nominating and Governance Committee believes that candidates for Director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for Director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent Directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such Directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such Directors’ independence.

In the case of new Director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent pursuant to applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating Director candidates.  To date, the Nominating and Governance Committee has not received any Director nominations from stockholders of the Company.

The Nominating and Governance Committee will consider Director candidates recommended by stockholders.  The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Neonode, Inc., Linnegatan 89, 11523 Stockholm, Sweden, at least six months prior to any meeting at which Directors are to be elected.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a Director, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Meetings of the Board

The Board met four times during the Company’s 2011 fiscal year.  Each Director attended 75% or more of the meetings of the Board and of the committees on which he served, held during the period for which he was a Director or committee member, respectively.  In addition, in 2011 the Company’s independent Directors met in regularly scheduled executive sessions at which only independent Directors were present.

All of the Board members attended last year’s annual meeting, either in person or telephonically.

Communication with the Board

Stockholders, or anyone else wishing to contact the Board directly, may send a written communication to David W. Brunton, Chief Financial Officer, 2700 Augustine Dr, Suite 100, Santa Clara, CA  95054, USA.  Mr. Brunton will forward such correspondence only to the intended recipients, whether the entire Board or only an individual Board member.  However, prior to forwarding any correspondence, Mr. Brunton will review such correspondence and, in his discretion, may not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Independence of the Board of Directors

A majority of the members of the Board of a company listed on a national exchange must qualify as “independent,” as affirmatively determined by the Board of Directors.  Although the Company is not currently listed on a national exchange and is not required to comply with these “independence” requirements, at present, the Board is comprised of a majority of independent members, John Reardon, Mats Dahlin, and Lars Lindqvist.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time.  In addition, the Audit Committee of the Board is responsible for the assessment and oversight of the Company’s financial risk exposures.

Directors’ Fees

For calendar year 2011, John Reardon, Mats Dahlin, and Lars Lindqvist, the Company's non-employee director, received fees for serving as a member of the Board of Directors.  Per Bystedt was paid $48,000 for serving as the Chairman of the Board of Directors of the Company.  Thomas Eriksson did not receive any fees for serving on the Board.  For the period from January 1, 2011 through June 30, 2011, the annual retainer for each non-employee director of the Company was $24,000 per calendar year.  Beginning July 1, 2011, the annual retainer for each independent, non-employee director of the Company was increased to $48,000, payable monthly in arrears.  Effective as of January 1, 2012, the annual fee paid to Per Bystedt for serving as the Chairman of the Board was increased to $96,000, but since the annual services fee paid by the Company to Mr. Bystedt was reduced to $52,000, Mr. Bystedt's total annual compensation remains unchanged.  Directors do not receive a per-meeting fee.  The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Effective January 2, 2008, on January 2 of each year (or the next business day if that date is a legal holiday), each non-employee director is entitled to an additional option to purchase 1,600 shares of common stock of the Company.  However, the Company did not grant the non-employee directors any stock options on January 2, 2009, January 2, 2010, or January 2, 2011.  Mats Dahlin and Lars Lindqvist were not granted any stock options in November 2011 when they commenced serving on the Board of Directors.  The exercise price of options granted is 100% of the fair market value of the common stock subject to the option on the date of the option grant.  Options granted to Directors may not be exercised until the date upon which the optionee (or the affiliate of the optionee) has provided one year of continuous service as a non-employee director following the date of grant of such option, at which point 100% of the option becomes exercisable.  The options will fully vest upon a change of control, unless the acquiring company assumes the options or substitutes similar options.  The term of options granted is 10 years.

As of March 1, 2012, no options granted to Directors had been exercised.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to our Directors for the fiscal year ended December 31, 2011:

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option or Warrant Awards (b) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John Reardon (c)	$36,000	-	-	-	-	-	$36,000
Mats Dahlin	$4,000	-	-	-	-	-	$4,000
Lars Lindqvist	$4,000	-	-	-	-	-	$4,000

(a)
All compensation paid to Per Bystedt and Thomas Eriksson is disclosed in the footnotes to the Summary Compensation Table.  Mr. Bystedt was paid $48,000 for serving as the Chairman of the Board of Directors of the Company.  Mr. Eriksson did not receive any fees for serving on the Company’s Board of Directors.

(b)
Amounts are calculated as of the grant date of the option or warrant award in accordance with the provisions of applicable Accounting Standards. Please see Note 14. “Stock Based Compensation” in the Notes to the consolidated financial statements  as filed on Neonode Inc.’s annual report Form 10-K for the valuation assumptions made in the Black-Scholes option pricing used to calculate fair value of the option or warrant awards.

(c)
On August 25, 2009, Mr. Reardon was granted a 7-year warrant to purchase 200,000 shares of our common stock at an exercise price equal to $0.50 per share. On October 15, 2010, Mr. Reardon was granted a warrant to purchase 80,000 shares of our common stock at an exercise price of $1.38 per share.  The warrant vested on the date of grant. Mr. Reardon holds 8,924 stock options to purchase our Common Stock with exercise prices ranging from $35.50 to $100.00 per share.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory Say-on-Pay vote. The Say-on-Pay vote is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  Although pursuant to the provisions of the Dodd-Frank Act, the Say-on-Pay vote is advisory and not binding on the Company or the Board, the Board and the Compensation Committee will carefully review the outcome of the vote and take it into account when making decisions regarding the compensation of its Named Executive Officers.

We believe that the Say-on-Pay vote represents an additional means by which we will obtain important feedback from our stockholders about executive compensation.

Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement, which describes how we have compensated our named executive officers.

The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Since we believe that the executive compensation for the year ended December 31, 2011 is reasonable and appropriate, is justified by the performance of the Company, and is consistent with our compensation policies, we recommend that our stockholders vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.
This vote is an advisory vote and is therefore not binding on the Company or the Board. The Board and the Compensation Committee will, however, review the voting results and take them into account in making decisions regarding compensation of its Named Executive Officers.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES (“SAY-ON-FREQUENCY”)

Under the Exchange Act and SEC rules, we must have an advisory stockholder vote this year and, going forward, at least every six years, regarding how frequently we should have the advisory stockholder vote on compensation of our named executive officers.  The Board currently plans to seek an advisory vote on compensation of our named executive officers every year, although that could change for a number of reasons, including the results of the stockholder advisory vote on frequency this year or in future years.  This Say-on-Frequency vote addresses whether the Say-on-Pay vote should occur every one, two or three years.

Like the Say-on-Pay vote, the Say-on-Frequency vote is advisory and not binding on the Company, the Board or the Compensation Committee.  However, it is another way for our stockholders to convey their views about our executive compensation programs.  The Board and the Compensation Committee value stockholder input on these and other matters and will consider the results of this Say-on-Frequency vote among other things in making future decisions about how frequently Say-on-Pay votes should occur.

The Board considered a number of factors in deciding to have annual Say-on-Pay advisory votes, at least initially.  It concluded that an annual advisory vote may give our stockholders a more effective way to communicate their views on compensation of our named executive officers than less frequent votes.  Among other things, an annual advisory vote may avoid uncertainties interpreting the results from less frequent votes.  For example, if one or more compensation programs are changed during a multi-year period covered by a stockholder vote, it may not be clear whether stockholders approve or disapprove the new program, the old program, or both.  Similarly, stockholder dissatisfaction with compensation may be related only to one year or to programs that have been changed during the period between stockholder votes.  The Board recognized, however, that there are also good reasons to have longer periods between Say-on-Pay advisory votes.  For example, some elements of compensation are structured over a multi-year period, and often the results of the Company’s performance may only be accurately assessed over a multi-year period.

On balance, however, the Board currently believes that an annual Say-on-Pay vote would best express its commitment to take steps to align the compensation of its executives with the interests of the Company’s stockholders.  This approach could be modified in future years if it becomes apparent, for example, that an annual Say-on-Pay vote is not meaningful, is burdensome, or is not in line with best corporate governance practices.

The enclosed proxy card gives you four choices: you can choose whether the Say-on-Pay vote should be conducted every year, every two years, or every three years, or you can abstain.

This vote is an advisory vote and is therefore not binding on the Company or the Board.  But the Board and the Compensation Committee will review the voting results in making a decision as to the policy to be adopted by the Board on the frequency of future Say-on-Pay votes. The Board may decide that it is in the best interests of our stockholders to hold an advisory vote more or less frequently than the non-binding option that receives the most stockholder votes.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS WILL BE PROVIDED WITH THE OPPORTUNITY TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR

TO RATIFY THE APPOINTMENT OF KMJ CORBIN AND COMPANY
AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2012

The Board of Directors has selected KMJ Corbin and Company as the Company’s independent auditor for the current fiscal year, and the Board is asking stockholders to ratify that selection.  The Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KMJ Corbin and Company for ratification by stockholders as a matter of good corporate practice.

FEES PAID TO THE INDEPENDENT AUDITOR

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2011 and 2010, by KMJ Corbin and Company, our principal accountant.

	Fiscal Year Ended (in thousands)
	2011	2010
Audit Fees	$177	$239
Audit-related Fees	19	-
Tax Fees	7	-
All Other Fees	-	-
Total Fees	$203	$239

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the foregoing services separate from the audit services by KMJ Corbin and Company is compatible with maintaining the principal accountant’s independence.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services).  Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services.  All of the fees earned by KMJ Corbin and Company described above were attributable to services pre-approved by the Audit Committee.

The affirmative vote of holders of a majority of the shares of Common Stock and of Preferred Stock represented at the meeting, voting together as a single class, is required to approve the ratification of the selection of KMJ Corbin and Company as the Company’s independent auditor for the current fiscal year.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN AND COMPANY AS THE COMPANY’S INDEPENDENT AUDITOR.

PROPOSAL FIVE

TO RATIFY THE FILING BY US OF THE CERTIFICATE OF CORRECTION
WITH THE DELAWARE SECRETARY OF STATE

Background: The Reverse Split

On March 25, 2011, we effected a reverse stock split of the Company’s issued and outstanding shares of Common stock and Preferred Stock at a ratio of twenty-five-to-one (the “Reverse Split”).  The Certificate of Amendment that we filed with the State of Delaware provided that each twenty-five (25) outstanding shares of the Company's Common Stock, par value $0.001 per share, was exchanged and combined, automatically, without further action, into one (1) share of Common Stock, and each twenty-five (25) outstanding shares of the Corporation’s Preferred Stock, par value $0.001 per share, was exchanged and combined, automatically, without further action, into one (1) share of Preferred Stock.  While the number of issued and outstanding shares of the Company's stock was reduced by a ratio of 25:1, the number of authorized shares of the Company was left unadjusted.  It was never intended that the Company have 848,000,000 authorized shares of Common Stock with only approximately 22.27 million issued and outstanding shares (as of the effective date of the Reverse Split).  Rather, the intention was to adjust the number of authorized shares downward to properly reflect the new capital structure of the Company as of the effective date of the Reverse Split.

The Certificate of Correction

Accordingly, on February 29, 2012, we filed a Certificate of Correction with the Secretary of State of the State of Delaware effectively reducing the amount of our authorized shares from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

This correction reflects our new capital structure following the Reverse Split that became effective at the close of business on March 25, 2011.

The reduction of the amount of authorized shares resulted in a savings of approximately $145,000 in Delaware franchise taxes due for 2011.

The reduction in authorized shares has no impact on the shares of Common Stock or Preferred Stock that are issued and outstanding.

The Board of Directors is asking stockholders to ratify our filing of the Certificate of Correction.  While the filing of the Certificate of Correction has been approved by the Board and management of the Company and has been accepted by the Delaware Secretary of State, since the correction effects a change to the Company's Amended and Restated Certificate of Incorporation, the Board is asking the stockholders to ratify the filing of the Certificate of Correction as a matter of good corporate practice.  If the stockholders ratify the filing of the Certificate of Correction, then pursuant to such ratification we will file with the Secretary of State of the State of Delaware a Certificate of Amendment of our Amended and Restated Certificate of Incorporation to conform Paragraph A of Article IV of our Amended and Restated Certificate of Incorporation to the Certificate of Correction, such that Paragraph A of Article IV shall read as follows:

"A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Seventy-One Million (71,000,000) shares, of which Seventy Million (70,000,000) shares will be Common Stock, par value $0.001 per share, and One Million (1,000,000) shares will be Preferred Stock, par value $0.001 per share, of which 444,541 shares shall be designated as Series A Preferred Stock and 54,425 shares shall be designated as Series B Preferred Stock."

The affirmative vote of holders of a majority of the shares of Common Stock and of Preferred Stock represented at the meeting, voting together as a single class, is required to approve the ratification of our filing of the Certificate of Correction with the Delaware Secretary of State.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF OUR FILING OF THE CERTIFICATE OF CORRECTION WITH THE DELAWARE SECRETARY OF STATE.

OTHER INFORMATION REGARDING THE COMPANY

Our executive officers and the executive officers of our subsidiary who perform policy-making functions are as follows:

Name	Age	Position with the Company	Officer Since
Mr. Thomas Eriksson	42	CEO of the Company and CEO of Neonode Technologies AB and Director	April 26, 2009
Mr. David W. Brunton	61	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	November 1, 2001

David W.  Brunton - Mr. Brunton joined SBE Inc., the predecessor to Neonode Inc., in November 2001 as Vice President, Finance, Chief Financial Officer, Secretary and Treasurer.  From 2000 to 2001 he was the Chief Financial Officer for NetStream, Inc., a telephony broadband network service provider.  Mr. Brunton is a certified public accountant and holds a BA degree from California State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, Directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2012, certain information regarding the estimated ownership of our common stock assuming conversion of all issued and outstanding Series A and Series B Preferred Stock by: (i) each director; (ii) each of our “named executive officers,” as defined in Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission; (iii) all executive officers and directors of Neonode as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.  Unless otherwise indicated, the address for each of the persons and entities set forth below is c/o Neonode Inc. – Linnegatan 89, SE 115 23, Stockholm, Sweden.

Percentage ownership is based on 32,883,941 shares, the estimated number of shares of common stock outstanding after the conversion of the Series A and B Preferred Stock.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants or upon the conversion of outstanding notes held by that person that are exercisable or convertible at the present time or within 60 days of March 1, 2012 are considered outstanding.  These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total

Per Bystedt (2)(3)(4) Executive Chairman of the Board	4,091,165	12.46%

Thomas Eriksson (5)	2,219,755	6.76%
CEO and Director

Magnus Goertz	1,957,536	5.96%
Valhallav 5, SE 181 32 Lidingö Sweden 5% Holder (6)

Mats Dahlin (7)	1,248,118	3.80%
Director

David Brunton (2)(8) CFO	675,276	2.06%

John Reardon (2)(9) Director	284,195	0.87%

All executive officers and directors as a group (6 persons) (2)	10,476,045	31.91%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Includes 1,600, 8,800, and 1,086 shares of common stock that Messrs. Bystedt, Brunton and Reardon, respectively, have the right to acquire within 60 days after the date of this table under outstanding stock options.

(3)
Includes 2,996,299 shares of common stock and warrants to purchase 227,661 shares of common stock at an exercise price of $1.38 per share, that are held by Iwo Jima SARL. Iwo Jima SARL may be deemed an affiliate of Mr. Bystedt.

(4)
Includes 419,382 shares of common stock, warrants to purchase 387,773 shares of common stock at an exercise price of $1.38 per share, and warrants to purchase 7,500 shares of common stock at an exercise price of $3.13 per share, that are held by Mr. Bystedt.

(5)	Includes warrants to purchase 400,000 shares of common stock at an exercise price of $1.38 per share held by Mr. Eriksson.

(6)	Mr. Goertz is the beneficial owner of Athemis, Ltd. The information provided for Mr. Goertz is based on Mr. Goertz's Schedule 13G/A filed with the SEC on February 10, 2012.
(7)
Includes 939,194 shares of common stock, warrants to purchase 215,724 shares of common stock at an exercise price of $1.38 per share, and warrants to purchase 93,200 shares of common stock at an exercise price of $3.13 per share, that are held by Davisa Ltd.  Davisa Ltd. may be deemed an affiliate of Mr. Dahlin.

(8)
Includes 160,000 warrants to purchase shares of common stock at an exercise price of $0.50 per share and 160,000 warrants to purchase shares of common stock at an exercise price of $1.38 per share held by Mr. Brunton.

(9)
Includes 200,000 warrants to purchase shares of common stock at an exercise price of $0.50 per share and 80,000 warrants to purchase shares of common stock at an exercise price of $1.38 per share held by Mr. Reardon.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2011 and 2010:

Summary Compensation Table

Name and Principal Position	Year (a)	Salary ($)		Bonus ($)		Stock Awards ($)	Option or Warrant Awards ($) (b)		All Other Compensation ($)		Total ($)
Per Bystedt,	2011	$150,839	(e)	$98,640	(e)	-	$-		$4,703	(g)	$284,182
Executive Chairman of the Board(c)	2010	$208,189	(d)	$29,091	(f)	-	$440,000	(f)	-		$677,280

Thomas Eriksson,	2011	$244,728	(j)	$219,253	(j)	-	$-		$19,711	(l)	$483,692
CEO and Director (h)	2010	$215,128	(i)	$36,364	(k)	-	$550,000	(k)	$12,491	(l)	$813,983

David W. Brunton,	2011	$156,000		$125,557	(m)	-	$-		-		$281,557
Chief Financial Officer	2010	$132,000		-		-	$200,000	(n)	-		$352,000

(a)
The amounts in this table are displayed in U.S. Dollars (USD).  All compensation paid in 2010 in Swedish Krona has been converted from the SEK to USD using the average exchange rate for fiscal year 2010 - 7.21 SEK to the USD.  All compensation paid in 2011 in Swedish Krona has been converted from the SEK to USD using the average exchange rate for fiscal year 2011 – 6.49 SEK to the USD.

(b)
The amounts are calculated as of the grant date of the option or warrant award in accordance with the provisions of applicable Accounting Standards. Please see Note 10. “Stock Based Compensation” in the Notes to the consolidated financial statements  as filed on Neonode Inc.’s annual report on Form 10-K for the valuation assumptions made in the Black-Scholes option pricing model used to calculate the fair value of the option or warrant awards.

(c)	Mr. Bystedt resigned from his position as CEO of the Company on January 28, 2011. Mr. Bystedt continues to serve as the Company's Executive Chairman of the Board.

(d)
Mr. Bystedt through a consulting agreement with his company, Iwo Jima SARL, earned a total of $208,189 in salary plus applicable Swedish payroll taxes for his services as CEO of Neonode Inc. for the year ended December 31, 2010. We converted $166,551 of the amount owed to Iwo Jima SARL to a convertible note and a warrant as discussed above and paid $41,638 in cash. Mr. Bystedt accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month.

(e)
Mr. Bystedt has been paid directly by the Company since January 2011, and the amount shown represents the fees paid to Mr. Bystedt in 2011. Mr. Bystedt was paid a Board-approved bonus in 2011 for his involvement in financing raising activities in 2011.

(f)
On October 15, 2010, Mr. Bystedt purchased a warrant to purchase 320,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $13,060 for the warrant. The company granted Mr. Bystedt a $29,901 bonus including applicable Swedish payroll taxes to purchase the warrant. The warrant vested on the date of purchase. The amounts in this table are displayed in U.S. Dollars (USD) and are converted from the SEK to USD using the average exchange rate for fiscal year 2010 7.21 SEK to the USD.

(g)	Mr. Bystedt was provided with a Company-sponsored pension plan at a cost of $4,703 in 2011.
(h)

Mr. Eriksson serves as our Chief Executive Officer and as CEO of Neonode Technologies AB, and his compensation is related to his duties as CEO of both companies. Mr. Eriksson does not receive any fees for his duties as a member of our Board.  Mr. Eriksson was appointed CEO of Neonode Inc. on January 28, 2011.

(i)
Mr. Eriksson through a consulting agreement with his company, Wirelesstoys Sweden AB, earned a total of $111,034 for his services for the six months ended June 30, 2010. Mr. Eriksson converted from a consultant to a full time employee on July 1, 2010, and earned a total of $104,094 for his services from July 1 to December 31, 2010. We paid to Wirelesstoys Sweden AB during the year ended December 31, 2010. Mr. Eriksson accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month as a consultant and 125,000 SEK per month excluding applicable Swedish payroll taxes as an employee.

(j)
Mr. Eriksson was paid a salary totaling $194,551 plus consulting fees totaling $50,177 through a consulting agreement with his company, Wirelesstoys Sweden AB.  Mr. Eriksson was paid a Board-approved bonus totaling $125,557 in 2011 for his involvement in financing raising activities in 2011, plus a bonus totaling $93,696 for his duties as the Company’s CEO in 2011.

(k)
On October 15, 2010, Mr. Eriksson purchased a warrant to purchase 400,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Eriksson paid $16,325 for the warrant.  The Company granted Mr. Eriksson a $36,364 bonus including applicable Swedish payroll taxes to purchase the warrant.

(l)
On October 1, 2010, the Company rented an apartment for Mr. Eriksson for six months in 2010 and three months in 2011 at a total cost of $12,491 in 2010 and $13,853 in 2011. In addition, Mr. Eriksson was provided with a Company-sponsored pension plan at a cost of $5,858 in 2011.

(m)	Mr. Brunton was paid a Board-approved bonus totaling $125,557 in 2011 for his involvement in financing raising activities in 2011.
(n)	On October 15, 2010, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $1.38 per share. The warrant vested on the date of grant.

Outstanding Equity Awards at December 31, 2011

		OPTION AWARDS
Name & Principal Position	Grant Date	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise price ($)	Option Expiration Date
Per Bystedt, Executive Chairman of Board (7)	1/2/2008	1,600	(3)	-	-	$86.25	1/2/2015
	10/15/2010 (5)	320,000		-	-	$1.38	10/15/2013
David W. Brunton, CFO	3/31/2005	800		-	-	$368.75	3/31/2011
	3/21/2006	200		-	-	$125.00	3/21/2013
	5/30/2007	600		-	-	$5.25	5/30/2014
	8/10/2007	7,200		-	-	$122.50	8/10/2014
	8/25/2009 (2)	160,000		-	-	$0.50	8/25/2016
	10/15/2010 (4)	160,000		-	-	$1.38	10/15/2013
Thomas Eriksson, CEO and Director (7)	10/15/2010(6)	400,000		-	-	$1.38	10/15/2013

(1)	Stock option grants vest 25% on first anniversary date of grant and monthly thereafter for the next 36 months.
(2)	On August 25, 2009, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vested on date of grant.

(3)	Mr. Bystedt was granted 1,600 stock options that vested one year after the grant date for services as a member of our Board of Directors.

(4)	On October 15, 2010, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $1.38 per share. The warrant vested on the date of grant.

(5)
On October 15, 2010, Mr. Bystedt purchased a warrant to purchase 320,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $13,060 for the warrant. The warrant vested on the date of purchase.

(6)
On October 15, 2010, Mr. Eriksson purchased a warrant to purchase 400,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $16,325 for the warrant. The warrant vested on the date of purchase.

(7)
On January 28, 2011, Mr. Bystedt resigned from his position as CEO, and Mr. Eriksson was appointed CEO of the Company. Mr. Bystedt remains Executive Chairman of the Board of Directors, and Mr. Eriksson remains as a member of the Board of Directors.

On January 30, 2012, the Board of Directors of the Company adopted an amendment to the 2006 Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of common stock authorized by issuance under the Plan by an additional two million (2,000,000) shares.  A Registration Statement on Form S-8 covering these two million shares was filed with the SEC on February 2, 2012.

Employment Agreements and Change of Control Arrangements.

David W. Brunton

Change in Control Termination.

If Mr. Brunton’s employment terminates due to a Change in Control Termination, Mr. Brunton will be entitled to receive the following benefits:

1.
Salary Continuation.  Mr. Brunton shall receive an amount equal to six (6) months of Base Salary ($16,667 per month). Such amount shall be paid in equal monthly installments over the six (6) months following Change in Control Termination and shall be subject to all required tax withholding.

2.
Bonus Payment.  Within fifteen (15) days following the last day of the fiscal quarter during which Change in Control Termination occurs, Mr. Brunton shall receive the pro-rata share of any bonus to which he would have been entitled had his employment with the Company continued.  The bonus amount paid will be the product of the bonus percentage of Base Salary derived per his bonus plan multiplied by his Base Salary from the beginning of the Fiscal Year through the date of his Involuntary Termination Without Cause.  Such payment shall be subject to all required tax withholding.

3.
Acceleration of Option Vesting.  Effective as of the date of Change in Control Termination, Mr. Brunton shall be credited with full vesting of all options to purchase the Company’s Common Stock that he holds on such date.

Thomas Eriksson

Change in Control Termination.

If Mr. Eriksson’s employment terminates due to a Change in Control Termination, Mr. Eriksson will be entitled to receive the following benefits:

1.
Salary Continuation.  Mr. Eriksson shall receive an amount equal to six (6) months of Base Salary (125,000 SEK per month). Such amount shall be paid in equal monthly installments over the six (6) months following Change in Control Termination and shall be subject to all required tax withholding.

NO DISSENTERS’ RIGHTS

      The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Per Bystedt

Mr. Per Bystedt, our Executive Chairman of the Board of Directors, has been personally involved in our refinancing and capital raising activities.  Mr. Bystedt is the beneficial holder of 3,415,681 shares of our common stock and of warrants to purchase 673,884 shares of common stock, or approximately 12.46%, of the Company’s outstanding shares of common stock, as of March 1, 2012, based on 32,883,941 shares, the estimated number of shares of common stock outstanding after the conversion of the Series A and B Preferred Stock, and is the beneficial owner of Iwo Jima SARL.

Iwo Jima SARL was one of the three Neonode Technologies AB Stockholders which participated in the share exchange transaction with the Company pursuant to the Share Exchange Agreement on December 29, 2008. Iwo Jima SARL received 6,072 shares of our Series A Preferred Stock that was exchanged for 2,916,276 shares of our common Stock.

On January 18, 2010, Mr. Bystedt purchased $16,000 of convertible notes that may be converted into 32,780 shares of our common stock and also received a warrant that was exercisable into 16,790 shares of our common stock at a conversion price of $1.00 per share.

On October 14, 2010, Mr. Bystedt and Iwo Jima Sarl invested a total of $258,505 of the $2,384,554 raised in the October 2010 private placement financing transaction. Mr. Bystedt exercised 295,435 warrants that were previously issued at an exercise price of $1.00 per share at a reduced exercise price of $0.88 per share and received 295,435 shares of our common stock. Mr. Bystedt and Iwo Jima Sarl, received a total of 295,434 replacement warrants to purchase our common stock at an exercise price of $1.38 per share. Mr. Bystedt also agreed to extend the due date on $295,434 of convertible debt held by him and a company controlled by him from December 31, 2010 to June 30, 2011.

On October 15, 2010, we sold to Mr. Bystedt a warrant to purchase 320,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt purchased the warrant for $13,060. The fair value of the warrant is $440,000 on the date of issuance and was recorded as compensation expense in the year ended December 31, 2010. The warrants were valued using the Black-Scholes option pricing model.

Effective as of January 28, 2011, Mr. Bystedt entered into a new consulting agreement with us pursuant to which he will be paid an annual chairmanship fee of $48,000, payable monthly in arrears, for serving as Chairman of the Board of Directors, and an annual services fee of $100,000, payable monthly in arrears, for providing business consulting services to us.  This new consulting agreement replaced and superseded both the employment agreement entered into between Neonode Technologies AB and Per Bystedt, dated 29 December 2008, and the consulting agreement entered into between the Company and Iwo Jima SARL, dated January 1, 2009.   Effective as of January 1, 2012, the annual chairmanship fee was increased to $96,000, and the annual services fee was reduced to $52,000, thus leaving Mr. Bystedt's total annual compensation unchanged.

On March 23, 2011, Mr. Bystedt purchased $75,000 of convertible notes that was converted into 30,000 shares of our common stock, and also received a warrant that was exercisable into 7,500 shares of our common stock at a conversion price of $3.13 per share.

In December 2011, pursuant to the Company's registration statement on Form S-3, the Company registered for public sale, and Mr. Bystedt sold, 620,000 shares of our common stock.

Thomas Eriksson

Mr. Thomas Eriksson, our Chief Executive Officer and a member of our Board, is the beneficial holder of approximately 1,819,755 shares of our common stock and of warrants to purchase 400,000 shares of common stock, or approximately 6.76% of our outstanding shares of common stock as of March 1, 2012 based on 32,883,941 shares, the estimated number of shares of common stock outstanding after the conversion of the Series A and B Preferred Stock, and is the beneficial owner of Wirelesstoys AB, which company is one of the three Neonode Technologies AB Stockholders which participated in the share exchange transaction with the Company pursuant to the Share Exchange Agreement.

As part of the share exchange transaction, Wirelesstoys AB received 6,072 shares of our Series A Preferred Stock, which shares have since been exchanged for 2,916,276 shares of our common Stock.

On October 15, 2010, we sold to Mr. Eriksson a warrant to purchase 400,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Eriksson purchased the warrant for $16,325. The fair value of the warrant is $550,000 on the date of issuance and was recorded as compensation expense in the year ended December 31, 2010. The warrants were valued using the Black-Scholes option pricing model.

On October 1, 2010, the Company rented an apartment for Mr. Eriksson for six months in 2010 and three months in 2011 at a total cost of $12,491 in 2010 and $13,853 in 2011. In addition, Mr. Eriksson was provided with a company sponsored pension plan at a cost of $5,858 in 2011.

In December 2011, pursuant to the Company's registration statement on Form S-3, the Company registered for public sale, and Mr. Eriksson sold, 980,000 shares of our common stock.

  Mats Dahlin

Mr. Mats Dahlin, a member of our Board of Directors and of the Board of Directors of our wholly owned subsidiary, Neonode Technologies AB, is the beneficial owner of Davisa Ltd.  As of March 1, 2012, Mr. Dahlin is the beneficial owner of 939,194 shares of our common stock and warrants to purchase 308,924 shares of our stock, or approximately 3.80% of our outstanding shares of common stock based on 32,883,941 shares, the estimated number of shares of common stock outstanding after the conversion of the Series A and B Preferred Stock.

On March 21, 2010, we issued 35,000 shares of our common stock and a warrant to purchase 35,000 shares of our common stock at an exercise price of $1.00 per share to Davisa Ltd. for services provided for the private placement of convertible notes and warrants in the March 2010 financing transaction.  On February 18, 2010, Davisa Ltd. purchased a total of $138,000 of convertible notes that may be converted, at the option of Davisa Ltd., into 276,148 shares of our common stock, and also received warrants that were exercisable into 138,074 shares of our common stock at a conversion price of $1.00 per share.

On September 27, 2010, we issued 15,000 shares of our common stock and a warrant to purchase 15,000 of our common stock an exercise price of $1.00 per share valued at $26,000 to Davisa Ltd. for services provided for the private placement of convertible note and warrant in the March 2010 financing transaction.

On November 17, 2010, Davisa Ltd. invested a total of $161,000 in cash and converted $28,000 in consulting fees payable by us pursuant to the warrant repricing agreement and received a total of 215,725 shares of our common stock and 215,725 replacement warrants to purchase our common stock.

On March 4, 2011, as part of the March 2011 financing transaction, Davisa Ltd. exercised warrants to purchase 186,400 shares of our common stock at an exercise price of $0.50 per share, and in addition to issuing Davisa Ltd. 186,400 shares of our common stock, we issued Davisa Ltd. a warrant to purchase 93,200 shares of our common stock at an exercise price of $3.13 per share.

On April 25, 2011, Davisa Ltd. exercised warrants to purchase 50,000 shares of our common stock. The company waived the exercise price as compensation for brokerage services provided by Davisa Ltd. in assisting the Company in the 2011 convertible debt financing transaction.

Independence of the Board of Directors

The Board has determined that John Reardon, Mats Dahlin, and Lars Lindqvist are independent directors within the meaning of the applicable NASDAQ listing standards. The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, all of which are comprised solely of independent directors.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting.  However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

ANNUAL REPORT ON FORM 10-K

On March __, 2012, we filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2011.  A copy of the Form 10-K has been mailed to all stockholders along with this Proxy Statement.  The Company’s filings with the SEC are all accessible by following the links on the Company’s website at http://www.neonode.com/investor-relations/sec-filings/.  Stockholders may obtain additional copies of the Company’s Annual Report on Form 10-K and the exhibits thereto, without charge, by writing to us at our principal executive offices at Linnegatan 89, 11523 Stockholm, Sweden.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders.  Under the rules of the SEC, to be included in the proxy statement for our 2013 annual meeting of stockholders, proposals must be received by us no later than December 10, 2012.

ADDITIONAL INFORMATION
Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail.  Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.
The Company is not householding this year for those stockholders who own their shares directly in their own name.  If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at Neonode, Inc., Linnegatan 89, 11523 Stockholm, Sweden, or by calling us at (925) 229-2125.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.neonode.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned above. The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (925) 229-2125.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation.  In addition to soliciting proxies, we expect that our Directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation.  We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors

/s/ Per Bystedt
Mr. Per Bystedt
Chairman of the Board
Stockholm, Sweden

April 9, 2012